AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER __, 1998

                                          Registration No.333-
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    -------------------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                  ----------------------------------------
                        GRAND PREMIER FINANCIAL, INC.
           (Exact name of registrant as specified in its charter)

              DELAWARE                          36-4077455
   (State or other jurisdiction of         (I.R.S. employer
   incorporation or organization)          identification no.)

                           486 WEST LIBERTY STREET
                        WAUCONDA, ILLINOIS 60084-2489
        (Address of principal executive offices, including zip code)

     GRAND PREMIER FINANCIAL, INC. 1996 NON-QUALIFIED STOCK OPTION PLAN
                          (Full title of the plans)

                               DAVID L. MURRAY
                       SENIOR EXECUTIVE VICE PRESIDENT
                        GRAND PREMIER FINANCIAL, INC.
                           486 WEST LIBERTY STREET
                        WAUCONDA, ILLINOIS 60084-2489
                   (Name and address of agent for service)

                               (847) 487-1818
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                             SHIRLEY M. LUKITSCH
                            SCHIFF HARDIN & WAITE
                              7200 SEARS TOWER
                           CHICAGO, ILLINOIS 60606
                               (312) 258-5602
                        -----------------------------

                            CALCULATION  OF REGISTRATION  FEE
                                                                 Proposed         Proposed
                                                   Amount         maximum          maximum
        Title of Securities to be Registered        to be        offering         aggregate          Amount of
                                                  registered       price        offering price     registration fee
                                                                 per share            (1)                (1)
                                                                   (1)

       Common Stock, par value $0.01 per           400,000       $14.875         $5,950,000          $1,755.25
       share, including associated
       Preferred Stock Purchase Rights


     (1)      Estimated on the basis of $14.875 per share, the average of the high and low sales prices as quoted on The
              Nasdaq Stock Market's National Market on October 5, 1998, pursuant to Rule 457(h) and 457(c).

/TABLE

                            GENERAL INSTRUCTIONS

   E.        REGISTRATION OF ADDITIONAL SECURITIES

             The purpose of this Registration Statement on Form S-8 is to register an additional 400,000 shares of common stock, $0.01 par value per share, and the associated Preferred Stock Purchase Rights (together with the Preferred Stock Purchase Rights, the Common
   Stock ) of the Registrant issuable pursuant to the Grand Premier Financial, Inc. 1996 Non-Qualified Stock Option Plan. The contents of the Registrant's previously filed Registration Statement on Form S-8, File No. 333-11663, filed with the Securities and Exchange Commission on September 10, 1996, registering shares of Common Stock issuable under the Plan, are hereby incorporated by reference in this Registration Statement.

                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

             All information required in this Registration Statement not included in the exhibits filed herewith or set forth on the signature page is set forth in the Registrant's previously filed Registration Statement on Form S-8, File Nos. 333-11663, which is incorporated by reference herein.

   ITEM 8.   EXHIBITS.

             The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 4 hereof.

                                 SIGNATURES

             THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wauconda, State of Illinois, on this 22nd day of June, 1998.

                                      GRAND PREMIER FINANCIAL, INC.
                                           (Registrant)


                                      By: /s/ Richard L. Geach
                                          ------------------------------
                                           Richard L. Geach
                                           Chief Executive Officer

                              POWER OF ATTORNEY

             Each person whose signature appears below appoints Richard
   L. Geach and David L. Murray, or either of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock (including the associated Preferred Stock Purchase Rights) that are subject to this registration statement, which amendments may make such changes in such registration statement as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                         Date
        ---------                     -----                         ----

   /s/ Richard L. Geach               Chief Executive       June 22, 1998
   --------------------------------   Officer and Director
   Richard L. Geach                   (Principal Executive Officer)


   /s/ David L. Murray                Senior Executive Vice June 22, 1998
   --------------------------------   President and Chief Financial
   David L. Murray                    Officer and Director
                                      (Principal Financial and
                                      Accounting Officer)

   /s/ Jean M. Barry                  Director              June 22, 1998
   -------------------------------
   Jean M. Barry


   /s/ Frank J. Callero               Director              June 22, 1998
   -------------------------------
   Frank J. Callero

   /s/ Alan J. Emerick                Director              June 22, 1998
   -------------------------------
   Alan J. Emerick


   /s/ Brenton J. Emerick             Director              June 22, 1998
   -------------------------------
   Brenton J. Emerick


   /s/ James Esposito                 Director              June 22, 1998
   -------------------------------
   James Esposito


   /s/ Thomas D. Flanagan             Director              June 22, 1998
   -------------------------------
   Thomas D. Flanagan


   /s/ R. Gerald Fox                  Director              June 22, 1998
   -------------------------------
   R. Gerald Fox


   /s/ Robert W. Hinman               Director              June 22, 1998
   -------------------------------
   Robert W. Hinman


   /s/ Edward G. Maris                Director              June 22, 1998
   -------------------------------
   Edward G. Maris


   /s/ Howard A. McKee                Director             June 22, 1998
   -------------------------------
   Howard A. McKee


   /s/ H. Barry Musgrove              Director              June 22, 1998
   --------------------------------
   H. Barry Musgrove


   /s/ Joseph C. Piland               Director              June 22, 1998
   ---------------------------------
   Joseph C. Piland


   /s/ Stephen J. Schostok            Director              June 22, 1998
   ---------------------------------
   Stephen J. Schostok


                                      Director              June 22, 1998
   ---------------------------------
   John Simcic





                                EXHIBIT INDEX


   EXHIBIT                                                                    SEQUENTIALLY
   NUMBER                   DESCRIPTION                                       NUMBERED PAGE
   -------                  -----------                                       --------------
   3.1                 Amended and Restated Certificate of
                       Incorporation of the Company (incorporated
                       by reference to Appendix F to the final proxy
                       statement-prospectus included in the Company s
                       Registration Statement on Form S-4, as amended,
                       File No. 333-03327)

   3.2                 By-laws of the Company (incorporated by
                       reference to Exhibit 3.4 to the Company s
                       Registration Statement on Form S-4, as
                       amended, File No. 333-03327).

   4 Rights Agreement, dated as of July 8, 1996, between Grand Premier Financial, Inc. and
                       Grand Premier Trust and Investment, Inc.
                       (formerly Premier Trust Services, Inc.,
                       incorporated by reference to the Company s
                       Registration Statement on Form S-4, as
                       amended, File No. 333-03327).

   5                   Opinion of Schiff Hardin & Waite

   23.1                Consent of KPMG Peat Marwick LLP.

   23.2                Consent of Hutton Nelson & McDonald LLP

   23.3                Consent of Schiff Hardin & Waite (contained
                        in their opinion filed as Exhibit 5)

   24                  Powers of Attorney (contained on the signature
                        pages hereto)

/TABLE

                                                                EXHIBIT 5


   Shirley M. Lukitsch
   (312) 258-5602




                               October 8, 1998



   Grand Premier Financial, Inc.
   486 West Liberty Street
   Wauconda, Illinois  60084-2489

        RE: REGISTRATION OF 400,000 ADDITIONAL SHARES OF COMMON STOCK PURSUANT TO THE GRAND PREMIER FINANCIAL, INC. 1996 NON-QUALIFIED STOCK OPTION PLAN
             ----------------------------------------------------------

   Ladies and Gentlemen:

             We have acted as counsel to Grand Premier Financial, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 400,000 additional shares of Common Stock, $0.01 par value per share (together with the associated Preferred Stock Purchase Rights, the "Shares"), to be issued pursuant to the terms of the Grand Premier Financial Inc. 1996 Non-Qualified Stock Option Plan (the Plan ). In this connection, we have considered such questions of law and have examined such documents as we have deemed necessary to enable us to render the opinions contained herein.

             Based on the foregoing, it is our opinion that those Shares that are originally issued shares, when issued upon the exercise of an option granted under the Plan and subject to the terms and conditions thereof, will be legally issued, fully paid and nonassessable.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           SCHIFF HARDIN & WAITE



                                           By: /s/ Shirley M. Lukitsch
                                               -------------------------
                                                Shirley M. Lukitsch






                                                             EXHIBIT 23.1


                        INDEPENDENT AUDITORS  CONSENT


   The Board of Directors
   Grand Premier Financial, Inc.:

   We consent to incorporation by reference in this registration statement on Form S-8 for the Nonqualified Stock Option Plan of Grand Premier Financial, Inc. of our report dated January 27,1998, relating to the consolidated balance sheets of Grand Premier Financial, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of Grand Premier Financial, Inc.


                                           /s/  KPMG Peat Marwick LLP


   Chicago, Illinois
   October 1, 1998






                                                             EXHIBIT 23.2



                        INDEPENDENT AUDITORS  CONSENT


             We consent to the incorporation by reference in this Registration Statement on Form S-8 of Grand Premier Financial, Inc. of our report dated January 31, 1996, accompanying the consolidated statements of income, changes in shareholders equity and cash flows of Northern Illinois Financial Corporation for the year ended December 31, 1995, included in the Annual Report on Form 10-K of Grand Premier Financial, Inc. for the fiscal year ended December 31, 1997.




                                        /s/ Hutton, Nelson & McDonald LLP

                                            Hutton, Nelson & McDonald LLP


   Oakbrook Terrace, Illinois
   October 2, 1998